Exhibit 99.1

ICAHN AGREES TO SELL LIONSGATE HOLDINGS

 -- Icahn and Lionsgate To Dismiss All Outstanding Litigation Against Each Other --

SANTA MONICA, CA, and VANCOUVER, BC, August 30, 2011 – Lionsgate (NYSE: LGF) ("the Company"), a leading diversified global entertainment company, announced today that Carl and Brett Icahn have reached an agreement with the Company under which the Icahns have agreed to sell up to 44,161,971  shares of Lionsgate common stock, representing substantially all of the Lionsgate shares currently owned by the Icahns.  The parties also agreed to dismiss all outstanding litigation between them and release all claims that they may potentially have against each other.

Under the terms of the Settlement Agreement, a Lionsgate company has purchased 11,040,493 shares of Lionsgate common stock from the Icahns at $7.00 per share in a transaction to be completed by September 2, 2011.  One or more affiliates of MHR Fund Management LLC, an entity controlled by Mark H. Rachesky, a director of Lionsgate, has purchased an additional 11,040,493 shares of Lionsgate common stock from the Icahns at $7.00 per share in a transaction to be completed by September 2, 2011.

Over the next 35 business days, Lionsgate will also have the right to designate one or more parties to purchase up to 22,080,985 additional shares of Lionsgate common stock from the Icahns at $7.00 per share.  The Company noted that the $7.00 purchase price was approximately 7% below Friday's closing market price of $7.55 and was approximately the same as Icahn's cost basis for the shares.

“We believe that this accretive and antidilutive transaction is in the best interests of all Lionsgate shareholders, and it allows the Company to continue to focus on the execution of its longterm business plan,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer.

Carl Icahn wished the Company well on its future slate but stated, “As some have noted, my own “slate” is pretty full at the time, and I therefore determined that it is a good time to exit.”

Perella Weinberg Partners served as outside financial advisor and Wachtell, Lipton, Rosen & Katz and Heenan Blaikie LLP served as legal counsel to the Board in connection with the transaction.

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This press release is not an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction nor shall there by an sale of Lionsgate's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. Lionsgate's securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended. Any public offering of Lionsgate’s securities to be made in the United States will be made only by means a registration statement that is filed with and declared effective by the Securities and Exchange Commission.

Certain statements in this press release may constitute "forward-looking" statements. Words such as “will,” "targets," "positions," "expects," "intends," "plans," "projects," "believes," "provides," "estimates," "forecasts" and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahns and Rachesky, the risk that the transactions described by the Settlement Agreement may not occur as anticipated, the possible effect of the Settlement Agreement on Lionsgate's business and financial position (including, without limitation, on Lionsgate's credit facilities and notes and on the market for Lionsgate’s securities), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 31, 2011, which risk factors are incorporated herein by reference. Lionsgate undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

For further information, please contact:

Peter D. Wilkes

Lionsgate

310-255-3726

pwilkes@lionsgate.com

Peter Wilkes |  Senior Vice President Investor Relations & Executive Communications |  LIONSGATE |  310.255.3726 |  PWilkes@LIONSGATE.Com

http://investors.lionsgate.com